EXHIBIT 21

Emmis Communications Corporation

NAME UNDER WHICH
LEGAL NAME	ORGANIZATION	ENTITY DOES BUSINESS
Emmis Communications Corporation	IN	Emmis Communications Corporation
Emmis Operating Company	IN	Emmis Operating Company

Emmis Radio Corporation	IN	WKQX-FM, KPWR-FM, KZLA-FM, WQCD-FM, WQHT-FM, WRKS-FM, KKFR-FM, KTAR-AM, KMVP-AM, KKLT-FM, KIHT-FM, WRDA-FM, KSHE-FM, KPNT-FM, KFTK-FM

Emmis Television Broadcasting, L.P.	IN	KRQE-TV, WFTX-TV, WLUK-TV, KHON-TV, KGMB-TV, WSAZ-TV, WALA-TV, WVUE-TV, KMTV-TV, WKCF-TV, KOIN-TV, WBPG-TV, KGUN-TV

Emmis Publishing, L.P.	IN	Atlanta Magazine, Texas Monthly, Country Sampler, Cincinnati Magazine, Indianapolis Monthly, Los Angeles Magazine

Emmis Indiana Broadcasting, L.P.	IN	WENS-FM, WIBC-AM, WNOU-FM, WWVR-FM, WTHI-FM, WTHI-TV, WYXB-FM

SJL of Kansas Corp.	KS	KSNW-TV
Topeka Television Corporation	MO	KSNT-TV
Emmis International Broadcasting Corporation	CA	Emmis International Broadcasting Corporation
Slager Radio Rt. (59.5%)	Hungary	Slager Radio Rt.
Emmis Hungarian Holding Co (Magyar Kommunikacios Befektetesi Kft.)	Hungary	Emmis Hungarian Holding Co (Magyar Kommunikacios Befektetesi Kft.)
Emmis Latin America Broadcasting Corporation	CA	Emmis Latin America Broadcasting Corporation
Emmis South America Broadcasting Corporation	CA	Emmis South America Broadcasting Corporation
Emmis Dutch Broadcasting Corporation	CA	Emmis Dutch Broadcasting Corporation
Emmis Belgium Broadcasting NV	Belgium	Emmis Belgium Broadcasting NV
Emmis Argentina Broadcasting, S.A.	Argentina	Emmis Argentina Broadcasting, S.A.
Emmis Buenos Aires Broadcasting, S.A.	Argentina	Emmis Buenos Aires Broadcasting, S.A.
Votionis, S.A. (75%)	Argentina	Votionis, S.A.
Emmis Meadowlands Corporation	IN	Emmis Meadowlands Corporation
Emmis Publishing Corporation	IN	Emmis Publishing Corporation
Emmis License Corporation	CA	Emmis License Corporation
Emmis Television License Corporation	CA	Emmis Television License Corporation
Emmis Radio License Corporation	CA	Emmis Radio License Corporation
Emmis License Corporation of New York	CA	Emmis License Corporation of New York
Emmis Radio License Corporation of New York	CA	Emmis Radio License Corporation of New York
Emmis Television License Corporation of Wichita	CA	Emmis Television License Corporation of Wichita
Emmis Television License Corporation of Topeka	CA	Emmis Television License Corporation of Topeka
Emmis Enterprises, Inc.	IN	Emmis Enterprises, Inc.
Mediatex Communications Corporation	IN	Mediatex Communications Corporation
Los Angeles Magazine Holding Company, Inc.	IN	Los Angeles Magazine Holding Company, Inc.
Radio Austin Management, L.L.C.	TX	Radio Austin Management, L.L.C.

Emmis Austin Radio Broadcasting Company, L.P.	TX	KLBJ-AM, KLBJ-FM, KDHT-FM, KGSR-FM, KROX-FM, KEYI-FM

Footnotes

*	Emmis Communications Corporation directly or indirectly owns 100% of all entities except as otherwise noted.
[1]	Emmis Radio Corporation operates all our radio stations except for the stations held by Emmis Indiana Broadcasting, L.P.
[2]	Emmis Television Broadcasting, L.P. operates all our television stations except for KSNW-TV which is operated by SJL of Kansas Corp., KSNT-TV which is operated by Topeka Television Corporation, and WTHI-TV which is operated by Emmis Indiana Broadcasting, L.P.
[3]	Emmis Publishing, L.P. publishes Indianapolis Monthly, Atlanta Magazine, Cincinnati Magazine, Country Sampler, Texas Monthly and Los Angeles Magazine.
[4]	Emmis Indiana Broadcasting, L.P. operates all our Indiana radio stations WIBC-AM, WENS-FM, WNOU-FM, WYXB-FM, WTHI-FM, WWVR-FM, Network Indiana and AgriAmerica, and our Indiana television station, WTHI-TV.
[5]	Emmis Television License Corporation holds all our television FCC licenses except for the KSNT-TV licenses which are held by Emmis Television License Corporation of Topeka and the KSNW-TV licenses which are held by Emmis Television License Corporation of Wichita.
[6]	Emmis Radio License Corporation holds all our radio FCC licenses except for the WRKS-FM licenses which are held by Emmis Radio License Corporation of New York and the WQHT-FM licenses which are held by Emmis License Corporation of New York.